UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2014

Home BancShares, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

000-51904	71-0682831
(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

(501) 328-4770

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Home BancShares, Inc. (the “Company”) was held on April 17, 2014. The following items of business were presented to the shareholders:

(1) The eleven directors were elected as proposed in the Proxy Statement dated March 7, 2014 (the “Proxy Statement”), under the caption “Election of Directors” with votes cast as follows:

	Total Vote For Each Director	Total Vote Withheld For Each Director	Total Broker Non-Vote For Each Director
John W. Allison	47,443,540	737,678	11,458,173
C. Randall Sims	47,563,106	618,112	11,458,173
Randy E. Mayor	45,419,358	2,761,860	11,458,173
Milburn Adams	48,067,851	113,367	11,458,173
Robert H. Adcock, Jr.	31,823,784	16,357,434	11,458,173
Richard H. Ashley	47,577,422	603,796	11,458,173
Dale A. Bruns	47,951,553	229,665	11,458,173
Richard A. Buckheim	48,071,559	109,659	11,458,173
Jack E. Engelkes	48,074,096	107,122	11,458,173
James G. Hinkle	48,051,622	129,596	11,458,173
Alex R. Lieblong	44,163,145	4,018,073	11,458,173

(2) The Company’s executive compensation was approved as proposed in the Proxy Statement under the caption “Advisory (Non-Binding) Vote Approving Executive Compensation” with votes cast as follows: 47,618,433 votes for, 101,351 votes against, 461,434 votes abstaining and 11,458,173 broker non-votes.

(3) The Audit Committee’s selection and appointment of the accounting firm of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, was ratified with votes cast as follows: 59,277,996 votes for, 283,223 votes against, 78,172 votes abstaining and no broker non-votes.

Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present, but were not treated as votes cast on a proposal. Therefore, abstentions and broker non-votes did not have the effect of a vote for or against the proposal and were not counted in determining the number of votes required for approval.

Item 7.01 Regulation FD Disclosure

On April 17, 2014, the Company issued a press release announcing that the Company and Florida Traditions Bank (“Traditions”) have entered into a non-binding letter of intent under which the Company will acquire all of the outstanding shares of Traditions. A copy of the press release announcing the transaction is attached as Exhibit 99.1 to this Current Report.

Additional information regarding the potential acquisition is provided in a supplemental presentation available on the Company’s website at www.homebancshares.com, under the “Investor Relations” section, and is attached hereto as Exhibit 99.2 to this Current Report.

The information in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This Current Report may contain forward-looking statements which include, but are not limited to, statements about the benefits of the business combination transaction involving the Company and Traditions, including future financial and operating results, the combined company’s plans, objectives, expectations, goals and outlook for the future. Statements in this Current Report that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to, (i) the possibility that the Company and Traditions do not enter into a definitive agreement; (ii) the possibility that the acquisition does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (iii) changes in the Company’s stock price before closing, (iv) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which the Company and Traditions operate; (v) the ability to promptly and effectively integrate the businesses of the Company and Traditions; (vi) the reaction to the transaction of the companies’ customers, employees and counterparties; and (vii) diversion of management time on acquisition-related issues. Additional information on factors that might affect the Company’s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission (“SEC”).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release: Home BancShares, Inc. and Florida Traditions Bank Announce Pending Business Combination.

99.2 Supplemental materials to Press Release dated April 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: April 18, 2014	/s/ Brian Davis
Brian Davis
Chief Accounting Officer